Exhibit 1.1

SPECTRA ENERGY PARTNERS, LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of

up to $400,000,000

Equity Distribution Agreement

November 19, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”) and Spectra Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principal, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price to the public of up to $400,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

The Partnership, GP LLC and the General Partner are hereinafter collectively referred to as the “Partnership Parties.” The Partnership Parties, each of the entities identified on Exhibit A attached hereto and all other Partnership subsidiaries are herein collectively referred to as the “Partnership Entities.” Spectra Energy Corp, a Delaware corporation (“SE”), and its subsidiaries, other than the Partnership Entities, are hereinafter referred to as the “Spectra Entities.”

2. Representations, Warranties and Agreements of the Partnership Parties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are affirmed or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File Number 333-189066), including a related Base Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is affirmed or deemed to be made, has been declared or become effective under the Act and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the Rules and Regulations, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is affirmed or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is affirmed or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus

Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. If the Partnership files a successor registration statement with respect to the Units after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(b) No Material Misstatements or Omissions in the Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) based upon and in conformity with information furnished in writing to the Partnership by or on behalf of any of the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(e) Regulation M Exceptions. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(f) Other Sales Agency Agreements. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of Common Units in accordance with Rule 415(a)(4) of the Act.

(g) Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a general partnership, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Prospectus. Each of the Partnership Entities is duly qualified to do business as a foreign general partnership, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(h) Power and Authority to Act as General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Prospectus. GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Prospectus.

(i) Ownership of Partnership Entities. All of the equity interests of each of the Partnership Entities are owned as set forth on Exhibit B hereto; all of such equity interests are duly authorized and validly issued in accordance with the general partnership, limited partnership, limited liability company agreements or bylaws of each such Partnership Entity (the “Organizational Agreements”), and, except in the case of general partner interests and the equity interests of entities organized under the laws of jurisdictions outside of the United States, are fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected, as applicable, by (i) Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (ii) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (iii) Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”), (iv) Sections 306 and 620 of the Tennessee Revised Limited Liability Company Act, (v) Section 13.1-1035 of the Virginia Limited Liability Company Act, (vi) Sections 4-47-508 and 4-47-509 of the Arkansas Uniform Limited Partnership Act (vii) Sections 4-32-601 and 4-32-604 of the Arkansas Small Business Entity Tax Pass Through Act or (viii) Sections 2030 and 2040 of the

Oklahoma Limited Liability Company Act; and, such equity interests are owned as set forth on Exhibit B free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the Prospectus).

(j) Valid Issuance of Units. The Units to be purchased by the Managers from the Partnership have been duly authorized for issuance and sale to the Managers pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the partnership agreement of the Partnership (the “Partnership Agreement”)) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(k) No Other Subsidiaries. Except as described in the Prospectus, none of the Partnership Entities own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(l) No Preemptive Rights, Options or Registration Rights. Except as identified in the Prospectus or as provided for in the Organizational Documents, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership.

(m) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, and the Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(n) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(o) Enforceability of Organizational Agreements. The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that, the enforceability of the agreements described in this Section 2(o) may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(p) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units or (ii) the execution, delivery and performance of this Agreement by the Partnership Parties that are parties hereto, or (iii) the consummation of a transaction contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Agreements or the certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(q) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation of the transactions contemplated by this Agreement, except for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction.

(r) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(s) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Prospectus.

(t) No Labor Dispute. No labor problem or dispute with the Partnership Entities’ employees or with the Spectra Entities’ employees who are engaged in the business of the Partnership exists, or to the knowledge of the Partnership Parties are imminent or threatened, that would reasonably be expected to have a Material Adverse Effect.

(u) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected historical financial and operating information included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission, except to the extent disclosed therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in the compilation of such pro forma financial statements.

(v) Independent Public Accountants. Deloitte & Touche LLP, who has audited the audited financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus and delivered its reports with respect to such audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”). KPMG LLP, who has audited the audited financial statements of Express Holdings (USA), Inc., a Delaware corporation (“Express Holdings”) and Express Canada (consisting of 1108437 Alberta Ltd., a company organized under the laws of Alberta, Canada, Express Pipeline Ltd., an amalgamated corporation organized under the laws of Canada (“Express Pipeline Ltd.”), Express Holdings (Canada) Limited Partnership, a Manitoba limited partnership (“Express Holdings (Canada)”) and Express Pipeline Limited Partnership, a limited partnership organized under the laws of Alberta, Canada (“Express Pipeline LP”)) included or incorporated by reference in the Registration Statement and the Prospectus and delivered its reports with respect to such audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent certified public accountants with respect to Express Holdings and Express Canada, under Rule 101 of the AICPA Code of Professional Conduct and its interpretations and rulings.

(w) Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(x) Title to Properties. The Partnership Entities have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Prospectus, (ii) that arise under the $2 billion credit agreement of the Partnership, as borrower (the “Credit Agreement”), or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

(y) Rights-of-Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(z) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.

(aa) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(bb) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the properties, operations, personnel and business of the Partnership Entities in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. None of the Partnership Entities have any reason to believe that they will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(cc) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Prospectus or arising under the Credit Agreement.

(dd) Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such

Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(ee) Environmental Laws. Each of the Partnership Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ff) ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(gg) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(hh) Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will any of the Partnership Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2012 (the “2012 Annual Report”) have been met.

(kk) No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the 2012 Annual Report, the Partnership is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(ll) No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 2(kk) hereof, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(mm) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) Market Stabilization. None of the Partnership Entities has taken, nor will any of them take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(oo) Statistical Data. Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(pp) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) any Settlement Date and (ii) completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the Prospectus, any free writing prospectus to which the Managers have consented in accordance with this Agreement, and any other materials, if any, permitted by the Act, including Rule 134.

(qq) Listing on NYSE. The Units have been approved to be listed on the NYSE, subject to official notice of issuance.

(rr) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

(ss) Foreign Corrupt Practices. No Partnership Entity nor any director, officer, or employee of the Partnership Entities, nor, to the Partnership’s knowledge, any agent or representative of any Partnership Entity, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(tt) Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.

(uu) Office of Foreign Assets Control.

(i) No Partnership Entity nor any director, officer or employee of the Partnership Entities, nor, to the Partnership’s knowledge, any agent or representative of any Partnership Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”), nor

(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) No Partnership Entity will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

Any certificate signed by any officer of any of the Partnership Parties and delivered to any Manager or counsel for any Manager in connection with the offering of the Units shall be deemed a representation and warranty by such Partnership Party, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Units.

(a) Sale of Units by Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as “Authorized Representatives” on Annex II hereto, has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for sale by the Partnership on such day. The Units sold under this Section 3(a) shall be sold at the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership.

(iii) The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Units at a price lower than the minimum price therefor designated from time to time by the General Partner’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) directly on or through a national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, a market maker, an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi). The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) but before other expenses, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of Units by a Manager, as Principal. If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between this Agreement and a Terms Agreement, the Terms Agreement will control.

(c) Terms Agreement. Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Limitations on Number and Amount of Units Sold. The Partnership will not request any sales hereunder that exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Manager in writing.

(e) Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4. Agreements. Each of the Partnership Parties, jointly and severally, covenants and agrees with each Manager that:

(a) Filing of Amendment or Supplement. Other than with respect to any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act, during any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Partnership has prepared the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Notice of Material Changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as such Manager may reasonably request.

(c) Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to such Manager in such quantities as such Manager may reasonably request.

(d) Reports to Security Holders and Managers. As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its consolidated subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Signed Copies of Registration Statement. The Partnership will furnish to each Manager and counsel for such Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Units in Certain Jurisdictions. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) No Issuer Free Writing Prospectus. Each of the Partnership and the Managers agrees that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(h) Limitations on Sale of Common Units. At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without giving such Manager at least three Business Days prior written notice specifying the nature of such proposed transaction and such Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by such Manager in light of the proposed transaction, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the

Exchange Act with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for Common Units or publicly announce an intention to effect any such transaction, or (ii) grant any options or warrants to purchase Common Units; provided, however, (A) the Partnership may issue the Units pursuant to this Agreement or any Terms Agreement; (B) upon giving the Managers at least three Business Days prior written notice, the Partnership may file a registration statement on Form S-3; (C) upon giving the Managers at least three Business Days prior written notice, the Partnership may file a registration statement on Form S-8; (D) the Partnership may issue and sell Common Units or securities convertible into or exchangeable for Common Units pursuant to any long-term incentive plan, employee unit option plan, unit ownership plan, dividend reinvestment plan or any equity compensation plan of the Partnership in effect at the Applicable Time; and (E) the Partnership may issue or deliver Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time.

(i) Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j) Notifications to Managers. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the

Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement that were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date and time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date and time of delivery of such certificate.

(l) Opinions of Partnership Counsel and General Counsel of the Partnership. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Vinson & Elkins, L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, and of Reggie Hedgebeth, general counsel for SE, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, to the opinions referred to in Sections 6(b) and 6(c) of this Agreement, respectively, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) Opinion of Managers’ Counsel. At each Representation Date, Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Letter of Independent Accountants. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales as contemplated herein), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q and an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause Deloitte & Touche LLP (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers or, in the case of subclause (ii) above, the relevant Manager party to the Terms Agreement, with a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Managers, in the case of subclause (ii) above, the relevant Manager party to the Terms Agreement, to the effect of the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Due Diligence. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales as contemplated herein), and at (or reasonably in advance of) each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(p) Managers Trading. The Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) Disclosures in Periodic Reports. The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(r) Failure of Certain Conditions. If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g) or 6(h) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(s) Acceptance of Offer to Purchase. Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the respective Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the

Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(t) Sufficient Common Units for Issuance. The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(u) Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) DTC. The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(w) Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus Supplement.

5. Payment of Expenses.

(a) The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority

(“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Prospectus and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery (ii) to the performance by the Partnership Parties of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel, to furnish to the Managers, on every Representation Date, its opinion, dated as of such date and addressed to the Managers, to the effect that:

(i) Formation and Qualification. Each of the Partnership Entities organized under the laws of the State of Delaware (the “Covered Partnership Entities”) has been duly formed and is validly existing as a general partnership, limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with full power and authority necessary to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Prospectus. Each of the Covered Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(ii) Power and Authority to Act as General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Prospectus. GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Prospectus.

(iii) Ownership of Covered Partnership Entities. All of the equity interests of each of the Covered Partnership Entities are owned as set forth on Exhibit B hereto; all of such equity interests have been duly authorized and validly issued in accordance with the Organizational Agreements of each such Covered Partnership Entity, and are fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected, as applicable, by (i) Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (ii) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (iii) Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”); and, such equity interests are owned as set forth on Exhibit B free and clear of all Liens (except restrictions on transferability as described in the Prospectus or arising under the Delaware LLC Act), (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any Covered Partnership Entity as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(iv) Capitalization; Valid Issuance of Outstanding Limited Partner Interests in the Partnership. As the date of such opinion, before giving effect to the offering of the Units pursuant to this Agreement, the issued and outstanding partnership interests of the Partnership consisted of 283,510,980 Common Units, the Incentive Distribution Rights and 5,785,940 General Partner Units. All outstanding Common Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(v) Ownership of Sponsor Units and Incentive Distribution Rights. Spectra Energy Southeast Pipeline Corporation, a Delaware corporation (“SEPL”) owns 43,956,556 Common Units, Spectra Energy Transmission, LLC, a Delaware limited liability company (“SET”) owns 158,962,739 Common Units, Spectra Energy Southeast Supply Header, a Delaware limited liability company (“SE SESH”) owns 4,414,018 Common Units, Spectra Energy Sabal Trail Transmission, LLC, a Delaware limited liability company (“SE Sabal Trail”) owns 2,175,649 Common Units and the General Partner owns 27,907,345 Common Units, 5,785,940 General Partner Units and the Incentive Distribution Rights, in each case, free and clear of all Liens (except restrictions on transferability as described in the Prospectus or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEPL, SET, SE

SESH, SE Sabal Trail or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(vi) Valid Issuance of Units to be Purchased. The Units to be purchased by the Managers from the Partnership have been duly authorized for issuance and sale to the Managers pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(vii) No Preemptive Rights, Options or Registration Rights. Except as identified in the Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase (with the exception of those rights provided in Section 4.06 of the limited liability company agreement of Gulfstream Natural Gas System, L.L.C., a Delaware limited liability company, Section 4.06 of the limited liability company agreement of Express Holdings (USA), LLC, a Delaware limited liability company (“Express Holdings”), Section 4.06 of the limited liability company agreement of Sabal Trail Transmission, LLC, a Delaware limited liability company, Section 4.06 of the limited liability company agreement of Southeast Supply Header, LLC, a Delaware limited liability company, Section 4.06 of the limited liability company agreement of Steckman Ridge GP, LLC, a Delaware limited liability company and Section 4.06 of the limited partnership agreement of Steckman Ridge, LP, a Delaware limited partnership), nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities organized under the laws of jurisdictions within the United States (the “U.S. Partnership Entities”) (with the exception of those restrictions provided in Section 8.3 of that certain Note Purchase Agreement dated as of December 15, 2002 by and among East Tennessee Natural Gas, LLC and the other parties thereto, Section 3.03 of the limited liability company agreement of Express Holdings, Section 8.2 of the limited liability company agreement of Express Pipeline, Section 3.03 of the general partnership agreement of Market Hub Partners Holding, a Delaware general partnership and Section 7.1 of the Amended and Restated Agreement of Limited Partnership of NOARK Pipeline System, Limited Partnership, an Arkansas limited partnership, Section 5.1 of the limited liability company agreement of DCP Sand Hills Pipeline, LLC, a Delaware limited liability company, Section 5.1 of the limited liability company agreement of DCP Southern Hills Pipeline, LLC, a Delaware limited liability company, Section 3.03 of the limited liability company agreement Gulfstream Management & Operating Services, L.L.C., a Delaware limited liability company, Section 3.03 of the limited liability company agreement of Islander East Pipeline Company, L.L.C., a Delaware limited liability company, Section 3.03 of the limited liability company agreement of Sabal Trail Transmission, LLC, a Delaware limited liability company, Section 3.03 of the limited liability company agreement of Southeast Supply Header, LLC, a Delaware limited liability company, Section 3.03 of the limited liability company agreement of Steckman Ridge GP, LLC, a Delaware limited liability company, Section 3.03 of the limited partnership agreement of Steckman Ridge, LP, a Delaware limited partnership and Section 7.1 of the Amended and Restated Agreement of Limited Partnership of Texas Eastern Transmission, LP, a Delaware limited partnership) or (B) outstanding options or warrants to purchase any securities of the Partnership Entities (with the exception of the option contained in that certain Option Agreement, dated April 2, 2013, by and between SET SE Sabal Trial and the other party thereto, as amended by Amendment to Option Agreement, dated July 31, 2013), in each case pursuant to their respective Organizational Agreements or any other agreement or instrument to which any Partnership Entity is a party listed as an exhibit to the Registration Statement or any Incorporated Document. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership other than as described in the Prospectus, as set forth in the Partnership Agreement or as have been waived.

(viii) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the Covered Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions provided for in this Agreement has been validly taken.

(ix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(x) Enforceability of Organizational Agreements. The Organizational Agreements of the Covered Partnership Entities, have been duly authorized, executed and delivered by the Covered Partnership Entities that are parties thereto. The Organizational Agreements of the Covered Partnership Entities are valid and legally binding agreements of the Covered Partnership Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section (xx), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xi) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus or (B) the execution, delivery and performance of this Agreement by the Partnership Parties that are parties hereto or (C) the consummation of the transactions contemplated by this Agreement (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Covered Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any Incorporated Document that is governed by the laws of the States of Texas, Delaware or New York, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act, the laws of the States of Texas or New York, or federal law, (iv) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware, Texas or New York, or the United States of America known to us having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Covered Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii), (iv) or (v), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(xii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act, Texas law, New York law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of this Agreement by the Partnership Parties, except for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

(xiii) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act on September 11, 2013; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(xiv) Form of Registration Statement and Prospectus. The Registration Statement and the Prospectus, when filed with the Commission and on the date of this opinion, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.

(xv) Description of Common Units. The statements included or incorporated by reference in the Registration Statement and the Prospectus under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units) and the Incentive Distribution Rights, are accurate summaries of the terms thereof in all material respects.

(xvi) Descriptions and Summaries. The statements included or incorporated by reference in the Registration Statement and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Transactions, and Director Independence,” “Conflicts of Interest and Fiduciary Duties,” and “Provisions of Our Partnership Agreement Relating to Cash Distributions,” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes, rules and regulations set forth in the 2012 Annual Report under “Business—Regulations” and “Business—Environmental Matters” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.

(xvii) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to the Managers.

(xviii) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon the representations and warranties contained in this agreement, certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act, and the laws of the State of Texas and New York, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign general partnership, limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based solely on certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the date of such opinion and shall be provided to counsel to the Managers) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership and the Managers’ representatives, at which the contents of the Registration Statement, the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(B) the Prospectus, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules included or incorporated by reference in the Registration Statement, including the notes thereto and independent registered public accountants’ reports thereon, or the Prospectus, (ii) any other financial information included, incorporated by reference or omitted in the Registration Statement or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any Incorporated Documents.

(c) The Managers shall have received from Reggie Hedgebeth, general counsel for SE, on every Representation Date, an opinion dated as of such date and addressed to the Managers, to the effect that:

(i) Formation and Qualification. Each of the entities identified on Exhibit C attached hereto is validly existing as a limited partnership, unlimited liability company, limited liability company or an amalgamated corporation, as applicable, in good standing under the laws of its jurisdiction of organization. (Such counsel may base this opinion solely on certificates of the Secretary of State of Tennessee, Virginia, Arkansas and Oklahoma, certificates from officials of the territories of Nova Scotia, Manitoba and Alberta or certificates from officials of Luxembourg, as applicable).

(ii) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units or (B) the execution, delivery and performance of this Agreement by the Partnership Parties that are parties thereto or (C) the consummation of the transactions contemplated by this Agreement (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Spectra Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement that is filed as a material agreement in the most recent annual report on Form 10-K filed by SE, or (iii) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware or Texas or the United States of America having jurisdiction over any of the Spectra Entities or any of their properties or assets in a proceeding to which any of them or their property is a party, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(iii) Legal Proceedings; Material Agreements. To the knowledge of such counsel, there are no (A) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required or, if determined adversely to any Partnership Entity, would individually or in the aggregate have a Material Adverse Effect on the Partnership Entities; and (B) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to matters governed by federal law and the Delaware LP Act, the Delaware LLC Act and the Delaware General Corporate Law and the laws of the State of

Texas, and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject.

(d) The Managers shall have received from Baker Botts L.L.P., counsel for the Managers, on every Representation Date, its opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished to the Managers, on every Representation Date, a certificate of the Partnership, signed on behalf of the Partnership by the Vice President and Treasurer of the General Partner, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations, warranties and agreements of each of the Partnership Parties in this Agreement are true and correct on and as of such date with the same effect as if made on such date and each of the Partnership Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(f) The Partnership shall have requested and caused Deloitte & Touche LLP to have furnished to the Managers, on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, (i) confirming that such firm is an independent registered public accounting firm under the Rules and Regulations and the rules of the PCAOB, (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Prospectus Supplement, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (i) none of the Partnership Entities shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as a whole, and (ii) there shall not have been any change in the capitalization or increase in short-term or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, properties, business or prospects of the Partnership Entities, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Between the Execution Time and any Time of Delivery, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is used in Section 15E of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.

(j) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers at each Representation Date such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Partnership Parties, at First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents and affiliates of each Manager and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”), to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that no Partnership Party will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership Parties may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless each of the Partnership Parties, each of their respective directors, each of their officers who signed the Registration Statement, and each person who controls any Partnership Party within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Manager, but only with reference to written information relating to a Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Partnership Parties and the Managers agree to contribute to the aggregate Losses to which the Partnership Parties and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Managers on the other from the offering of the Units; provided, however, that in no case shall a Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Partnership Parties and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total Net Proceeds received by the Partnership, and benefits received by the Managers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or by or on behalf of the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute pursuant to this Section 7(d) are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls any Partnership Party within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as any of the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Partnership, the obligations of the Partnership Parties, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) above or the termination of the obligations of each Manager pursuant to Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred and as a result thereof, in the sole judgment of such Manager, it is impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto), (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto), (iv) any of the events described in Section 6(g) shall have occurred, or (v) such Manager shall decline to purchase the Units for any other reason permitted under this Agreement.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers or any of the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 shall survive the termination or cancellation of this Agreement.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to it at General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, Credit Suisse Securities (USA), LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: General Counsel and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to 713-386-4263 and confirmed to it at Spectra Energy Partners, LP, 5400 Westheimer, Houston, Texas 77056, Attention: Patricia M. Rice, Secretary.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and each Manager and any affiliates through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units and not as a fiduciary of the Partnership Parties and (c) the Partnership Parties’ engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among any of the Partnership Parties and any Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof or thereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective under the Act in accordance with the Rules and Regulations.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and as further amended or supplemented pursuant to Section 4(b).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 134”, “Rule 153”, “Rule 158”, “Rule 163”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Managers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Spectra Energy Partners, LP

By:	Spectra Energy Partners (DE) GP, LP
its general partner

By:	Spectra Energy Partners GP, LLC
its general partner

By:	/s/ Guy G. Buckley
Name:	Guy G. Buckley
Title:	Vice President and Treasurer

Spectra Energy Partners GP, LLC

By:	/s/ Guy G. Buckley
Name:	Guy G. Buckley
Title:	Vice President and Treasurer

Spectra Energy Partners (DE) GP, LP

By:	Spectra Energy Partners GP, LLC
its general partner

By:	/s/ Guy G. Buckley
Name:	Guy G. Buckley
Title:	Vice President and Treasurer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Robert Waldron
	Name:	Robert Waldron
	Title:	Vice President

By:	Credit Suisse Securities USA (LLC)

By:	/s/ Michael Proskin
	Name:	Michael Proskin
	Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Gregory M. Ogborn
	Name:	Gregory M. Ogborn
	Title:	Vice President

Signature Page to Equity Distribution Agreement

Exhibit A

Jurisdiction of Organization

Entity	Jurisdiction of Organization
3268126 Nova Scotia Company	Nova Scotia
Algonquin Gas Transmission, LLC	Delaware
Atlas Arkansas Pipeline, LLC	Oklahoma
Big Sandy Pipeline, LLC	Delaware
Black Cay Management, LLC	Delaware
Black Cay Transmission, LLC	Delaware
Copiah Storage, LLC	Delaware
DCP Sand Hills, LLC	Delaware
DCP Southern Hills, LLC	Delaware
East Tennessee Natural Gas, LLC	Tennessee
Egan Hub Storage, LLC	Delaware
Express Holdings (Canada) Limited Partnership	Manitoba
Express Holdings (USA), LLC	Delaware
Express Pipeline Limited Partnership	Alberta
Express Pipeline, LLC	Delaware
Express Pipeline Ltd.	Canada
Gulfstream Management & Operating Services, L.L.C.	Delaware
Gulfstream Natural Gas System, LLC	Delaware
Islander East Pipeline Company, LLC	Delaware
M&N Management Company, LLC	Delaware
M&N Operating Company, LLC	Delaware
Maritimes & Northeast Pipeline, L.L.C.	Delaware
Market Hub Partners Holding	Delaware
Mid-Continent Arkansas Pipeline, LLC	Arkansas
Moss Bluff Hub, LLC	Delaware
NOARK Pipeline System, Limited Partnership	Arkansas
Ozark Gas Gathering, L.L.C.	Oklahoma
Ozark Gas Transmission, L.L.C.	Oklahoma
Platte Pipe Line Company, LLC	Delaware
Port Barre Investments, LLC (d/b/a Bobcat Gas Storage)	Delaware
Renaissance Gas Transmission, LLC	Delaware
Sabal Trail Management, LLC	Delaware

A-1

Entity	Jurisdiction of Organization
Sabal Trail Transmission, LLC	Delaware
Saltville Gas Storage Company L.L.C.	Virginia
SESH Capital, LLC	Delaware
SESH Sub Inc.	Delaware
Southeast Supply Header, LLC	Delaware
Spectra Energy Administrative Services, LLC	Delaware
Spectra Energy Aerial Patrol, LLC	Delaware
Spectra Energy County Line, LLC	Delaware
Spectra Energy Express (Canada) Holding, ULC	Nova Scotia
Spectra Energy Express Holding II, LLC	Delaware
Spectra Energy Express Pipeline Canada Holding, S.ar.l.	Luxembourg
Spectra Energy Express (US) Restructure Co. ULC	Nova Scotia
Spectra Energy Islander East Pipeline Company, LLC	Delaware
Spectra Energy MHP Holding, LLC	Delaware
Spectra Energy Partners Canada Holding, S.ar.l.	Luxembourg
Spectra Energy Partners (DE) GP, LP	Delaware
Spectra Energy Partners GP, LLC	Delaware
Spectra Energy Partners, LP	Delaware
Spectra Energy Partners MHP Holding, LLC	Delaware
Spectra Energy Sand Hills Holding, LLC	Delaware
Spectra Energy Southeast MHP Holding, LLC	Delaware
Spectra Energy Southeast Services, LLC	Delaware
Spectra Energy Southern Hills Holding, LLC	Delaware
Spectra Energy Supply Company, LLC	Delaware
Spectra Energy Transmission II, LLC	Delaware
Spectra Energy Transmission Resources, LLC	Delaware
Spectra Energy Transmission Services, LLC	Delaware
Steckman Ridge GP, LLC	Delaware
Steckman Ridge, LP	Delaware
Texas Eastern Communications, LLC	Delaware
Texas Eastern Terminal Company, LLC	Delaware
Texas Eastern Transmission, LP	Delaware
TPC Storage Holding, LLC	Delaware
Westcoast Energy (U.S.) LLC	Delaware

A-2

Exhibit B

OWNERSHIP OF PARTNERSHIP ENTITIES

Partnership Entity:	Equity owned by:
3268126 Nova Scotia Company	• 100% of membership interests owned by Spectra Energy Express (Canada) Holding, ULC

Algonquin Gas Transmission, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Atlas Arkansas Pipeline, LLC	• 100% of membership interests owned by the Partnership

Big Sandy Pipeline, LLC	• 100% of membership interests owned by the Partnership

Black Cay Management, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Black Cay Transmission, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Copiah Storage, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

DCP Sand Hills, LLC	• 33.33% of membership interests owned by Spectra Energy Sand Hills Holding, LLC

DCP Southern Hills, LLC	• 33.33% of membership interests owned by Spectra Energy Southern Hills Holding, LLC

East Tennessee Natural Gas, LLC	• 100% of membership interests owned by the Partnership

Egan Hub Storage, LLC	• 100% of membership interests owned by Market Hub Partners Holding

Express Holdings (Canada) Limited Partnership	• 100% limited partner interest owned by Spectra Energy Express (Canada) Holding, ULC • General partner interest owned by 3268126 Nova Scotia Company

Express Holdings (USA), LLC	• 40.0% of membership interests owned by the Partnership • 60.0% of membership interests owned by Spectra Energy Express Holding II, LLC

Express Pipeline Limited Partnership	• 99.9% limited partner interest owned by Express Holdings (Canada) Limited Partnership • 0.1% general partner interest owned by Express Pipeline Ltd.

Express Pipeline, LLC	• 100% of membership interests owned by Express Holdings

Express Pipeline Ltd.	• 100% interest owned by 3268126 Nova Scotia Company

Partnership Entity:	Equity owned by:
Gulfstream Management & Operating Services, L.L.C.	• 50.0% of membership interests owned by Spectra Energy Transmission II, LLC

Gulfstream Natural Gas System, LLC	• 50.0% of membership interests owned by the Partnership

Islander East Pipeline Company, LLC	• 50.0% of membership interests owned by Spectra Energy Islander East Pipeline, LLC

M&N Management Company, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

M&N Operating Company, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Maritimes & Northeast Pipeline, L.L.C.	• 38.76% of membership interests owned by Westcoast Energy (U.S.) LLC • 38.77% of membership interests owned by M&N Management Company, LLC

Market Hub Partners Holding

•      50% of partnership interests owned by Spectra Energy Partners MHP Holding, LLC

•      48% of partnership interests owned by Spectra Energy MHP Holding, LLC

•      2% of partnership interests owned by Spectra Energy Southeast MHP Holding, LLC

Mid-Continent Arkansas Pipeline, LLC	• 100% of membership interests owned by the Partnership

Moss Bluff Hub, LLC	• 100% of membership interests owned by Market Hub Partners Holding

NOARK Pipeline System, Limited Partnership

•      25% general partner interest owned by Mid-Continent Arkansas Pipeline, LLC

•      74% general partner interest owned by Atlas Arkansas Pipeline, LLC

•      1% limited partner interest owned by Atlas Arkansas Pipeline, LLC

Ozark Gas Gathering, L.L.C.	• 100% of membership interests owned by NOARK Pipeline System, Limited Partnership

Ozark Gas Transmission, L.L.C.	• 100% of membership interests owned by NOARK Pipeline System, Limited Partnership

Platte Pipe Line Company, LLC	• 100% of membership interests owned by Express Holdings

Port Barre Investments, LLC (d/b/a Bobcat Gas Storage)	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Renaissance Gas Transmission, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Partnership Entity:	Equity owned by:

Sabal Trail Management, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Sabal Trail Transmission, LLC	• 67.0% of membership interests owned by the Partnership

Saltville Gas Storage Company L.L.C.	• 100% of membership interests owned by the Partnership

SESH Capital, LLC	• 1.0% of membership interests owned by SESH Sub Inc. • 99.0% of membership interests owned by Southeast Supply Header, LLC

SESH Sub Inc.	• 100% of common stock owned by Southeast Supply Header, LLC

Southeast Supply Header, LLC	• 24.95% of membership interests owned by the Partnership

Spectra Energy Administrative Services, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy Aerial Patrol, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy County Line, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy Express (Canada) Holding, ULC	• 100% of membership interests owned by Spectra Energy Express Pipeline Canada

Spectra Energy Express Holding II, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Express Pipeline Canada Holding, S.ar.l.	• 100% of membership interests owned by Spectra Energy Partners Canada Holding, S.ar.l.

Spectra Energy Express (US) Restructure Co. ULC	• 100% of membership interests owned by Express Holdings

Spectra Energy Islander East Pipeline Company, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy MHP Holding, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy Partners Canada Holding, S.ar.l.	• 100% of membership interests owned by the Partnership

Spectra Energy Partners (DE) GP, LP	• 1% general partner interest owned by GP LLC • 99% limited partner interest owned by SEPL

Spectra Energy Partners GP, LLC	• 100% of membership interests owned by SEPL

Spectra Energy Partners, LP	• 2% general partner interest owned by the General Partner represented by 5,785,940 General Partner Units

Partnership Entity:	Equity owned by:

•      All Incentive Distribution Rights owned by the General Partner

•      56.1% limited partner interest owned by SET, represented by 158,962,739 Common Units

•      15.5% limited partner interest owned by SEPL represented by 43,956,556 Common Units

•      1.6% limited partner interest owned by SE SESH represented by 4,414,018 Common Units

•      0.8% limited partner interest owned by SE Sabal Trail represented by 2,175,649 Common Units

•      9.8% limited partner interest owned by the General Partner represented by 27,907,345 Common Units

•      16.3% limited partner interest owned by public unitholders, represented by 46,094,673 Common Units

Spectra Energy Partners MHP Holding, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Sand Hills Holding, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Southeast MHP Holding, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Southeast Services, LLC	• 100% of membership interests owned by Texas Eastern Transmission, LP

Spectra Energy Southern Hills Holding, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Supply Company, LLC	• 100% of membership interests owned by Spectra Energy Transmission Resources, LLC

Spectra Energy Transmission II, LLC	• 100% of membership interests owned by the Partnership

Spectra Energy Transmission Resources, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Spectra Energy Transmission Services, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Steckman Ridge GP, LLC	• 49.0% of membership interests owned by Spectra Energy Transmission Services, LLC

Steckman Ridge, LP

•      48.51% limited partner interest owned by Spectra Energy Transmission Resources, LLC

•      0.99% limited partner interest owned by Spectra Energy Transmission, LLC

•      1% general partner interest owned by Steckman Ridge GP, LLC

Texas Eastern Communications, LLC	• 100% of membership interests owned by Texas Eastern Transmission, LP

Texas Eastern Terminal Company, LLC	• 100% of membership interests owned by Texas Eastern Transmission, LP

Partnership Entity:	Equity owned by:

Texas Eastern Transmission, LP	• 99.0% limited partner interest owned by Spectra Energy Transmission Resources, LLC • 1.0% general partner interest owned by Spectra Energy Transmission Services, LLC

TPC Storage Holding, LLC	• 100% of membership interests owned by Spectra Energy Transmission II, LLC

Westcoast Energy (U.S.) LLC	• 100% of membership interests owned by the Partnership

Exhibit C

Jurisdiction of Organization

Entity	Jurisdiction of Organization
3268126 Nova Scotia Company	Nova Scotia
Atlas Arkansas Pipeline, LLC	Oklahoma
East Tennessee Natural Gas, LLC	Tennessee
Express Holdings (Canada) Limited Partnership	Manitoba
Express Pipeline Limited Partnership	Alberta
Mid-Continent Arkansas Pipeline, LLC	Arkansas
NOARK Pipeline System, Limited Partnership	Arkansas
Ozark Gas Gathering, L.L.C.	Oklahoma
Ozark Gas Transmission, L.L.C.	Oklahoma
Saltville Gas Storage Company L.L.C.	Virginia
Spectra Energy Express (Canada) Holding, ULC	Nova Scotia
Spectra Energy Express Pipeline Canada Holding, S.ar.l.	Luxembourg
Spectra Energy Express (US) Restructure Co. ULC	Nova Scotia
Spectra Energy Partners Canada Holding, S.ar.l.	Luxembourg

C-1

[Form of Terms Agreement]	ANNEX I

SPECTRA ENERGY PARTNERS, LP

Common Units

TERMS AGREEMENT

            , 20

[                    ]

Ladies and Gentlemen:

Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November 19, 2013 (the “Equity Distribution Agreement”), among the Partnership, Spectra Energy Partners GP, LLC, a Delaware limited liability company (“GP LLC”), and Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership (the “General Partner”) (collectively, the “Partnership Parties”) and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, to issue and sell to [        ] (the “Manager”) the securities specified in the Schedule I hereto (the “Units”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Units, at the same purchase price per unit to be paid by the Manager to the Partnership for the Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement that makes reference to the Prospectus (as therein defined) shall be deemed to be a

1

representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Units.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Units at the time and place and at the purchase price set forth in the Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership Parties.

Very truly yours,

Spectra Energy Partners, LP

By:	Spectra Energy Partners (DE) GP, LP
its general partner

By:	Spectra Energy Partners GP, LLC
its general partner

By:
Name:
Title:

Spectra Energy Partners GP, LLC

By:
Name:
Title:

Spectra Energy Partners (DE) GP, LP

By:	Spectra Energy Partners GP, LLC
its general partner

By:
Name:
Title:

3

ACCEPTED as of the date first written above.

[ ]

By:
Name:
Title:

4

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Units [and Additional Units]:

Common Units Representing Limited Partner Interests

Number of Units:

[Number of Additional Units:]

[Price to Public:]

Purchase Price by [            ]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinions referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.

1

Annex II

Authorized Representatives

Guy Buckley

J. Patrick Reddy

Chip Fichtner

Glen Priestley

1